Exhibit 4.45

STANDARD SECURITY By BRITISH ENERGY GENERATION LIMITED in favour of NUCLEAR LIABILITIES FUND LIMITED Re: Torness Power Station

STANDARD SECURITY

by

(1)	BRITISH ENERGY GENERATION LIMITED, a company incorporated under the Companies Acts (Company Number 03076445) and having its registered office at Barnett Way, Barnwood, Gloucester GL4 3RS (the “Company”)

in favour of

(2)	NUCLEAR LIABILITIES FUND LIMITED of 16 Rothesay Place, Edinburgh EH3 7SQ (registered in Scotland no. SC164685) (the “NLF”)

WHEREAS

A.	In terms of the Government Restructuring Agreement BEG(UK) granted in favour of the NLF the BEG(UK) Standard Security to secure inter alia the Decommissioning Default Payment (as defined in the Contribution Agreement);

B.	In terms of the Transfer Agreement BEG(UK) agreed to sell and the Company agreed to purchase, as a going concern, the undertaking and all of the assets of BEG(UK) on the terms contained therein; and

C.	The terms of the Transfer Agreement include inter alia that the NLF shall execute and deliver to the Company a valid Discharge of the BEG(UK) Standard Security and that the Company shall execute and deliver to the NLF a valid fixed security in favour of NLF over the Property to continue to secure inter alia the Decommissioning Default Payment; and

D.	Accordingly the Company now grants the security aftermentioned.

THEREFORE THE PARTIES HEREBY AGREE AND DECLARE AS FOLLOWS:

1	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Standard Security:

“BEG(UK)” means British Energy Generation (UK) Limited, incorporated under the Companies Acts (Number SC 117121) and having its Registered Office at Systems House, Alba Campus, Livingston;

“BEG(UK) Standard Security” means the Standard Security granted by BEG(UK) in favour of the NLF dated and recorded in the Division of the General Register of Sasines for the County of East Lothian on 14th of January 2005 over the Property;

“Debenture” means the Debenture by the Obligors in favour of the NLF dated 14th January 2005;

“Government Restructuring Agreement” means the Government Restructuring Agreement entered into between the British Energy PLC, British Energy Generation (UK) Limited, British Energy Generation Limited, the other British Energy Parties, Nuclear Generation Decommissioning Fund Limited, the Trustees of the Nuclear Trust and the Secretary of State for Trade and Industry dated 1 October 2003;

“Insurance” means the Company’s interest in all contracts and policies of insurance which are from time to time taken out or effected by or on behalf of the Company in connection with the Property;

“Property” means ALL and WHOLE the property known as and forming Torness Power Station, Torness, East Lothian as more particularly described in the Schedule annexed and signed as relative to this Standard Security;

“Security” means any mortgage, standard security, charge (whether fixed or floating), pledge, lien, assignation by way of security, assignment by way of security, hypothecation, or other security interest securing any obligation of any person (including without limitation title transfer and/or retention arrangements having a similar effect) (and “secured” shall be construed accordingly);

“Standard Security” means this standard security together with the schedule and plan annexed and signed as relative hereto and any document which is expressed to amend this standard security;

“Transfer Agreement” means the Business Transfer Agreement entered into between BEG(UK) and the Company dated 27th June 2005;

1.2	In this Standard Security, save where referred to in Clause 1.1, terms defined and references defined in the Debenture shall have the same meaning and construction in this Standard Security.

1.3	Any reference in this Standard Security to any other document to which the parties hereto are party (including the Debenture) shall be construed as a reference to that document as amended, varied, novated or supplemented as the case may be with, where it is so required, the prior written consent of the NLF.

2	STANDARD SECURITY

2.1	In continuing security for payment and discharge of all the Secured Liabilities, the Company hereby grants a Standard Security in favour of the NLF over the Property.

2.2	The Standard Conditions specified in Schedule 3 of the Conveyancing and Feudal Reform (Scotland) Acts 1970 and 1971 as varied (i) herein and by (ii) the Contribution Agreement and by (iii) the Debenture shall apply and where any inconsistency shall arise between (a) the said Standard Conditions, and (b) the terms of the Contribution Agreement or (c) the terms of the Debenture, then the terms of the Contribution Agreement shall prevail and shall have effect in preference to the said Standard Conditions and the Debenture and where any inconsistency shall arise between (a) the said Standard Conditions and (b) the terms of the Debenture then the terms of the Debenture shall prevail and shall have effect in preference to the said Standard Conditions; Notwithstanding this clause 2.2 nothing shall prevent or restrict NLF rights and powers under Standard Condition 10; Provided Always that (i) the Company shall not be deemed to be in breach of any Standard Conditions (a) if it has complied with the obligations imposed on it by the Contribution Agreement which relates to the same subject matter as the relevant Standard Condition and (b) where such breach is as a consequence of the Company complying with its obligations under the Contribution Agreement and (ii) the Standard Conditions shall not be construed so as to impose more onerous obligations on the Company to the NLF than under the Contribution Agreement.

2.3	Without prejudice to the generality of the foregoing Clause 2.2, the Standard Conditions referred to therein shall be varied so that (i) notwithstanding Standard Condition 5, Insurance shall be effected in accordance with Clause 7.6 of the Debenture and (ii) notwithstanding Standard Condition 9, default of the Company in terms hereof shall be determined exclusively by reference to the Default Events contained in Clause 17 of the Contribution Agreement and the Company shall only be held to be in default where such an Default Event is continuing.

2.4	The Company acknowledges the rights and powers of the NLF under this Standard Security are subject to Clause 1.5 of the Debenture.

2.5	The Company hereby confirms that it is the sole legal and beneficial owner of the Property.

3	RANKING

3.1	This Standard Security shall rank in priority to any fixed security which shall be created by the Company before, on or after its execution of this Standard Security, and to any floating charge which shall be created by the Company before, on or after its execution of this Standard Security and no such fixed security or floating charge shall rank in priority to or equally with this Standard Security.

3.2	Except with the prior written consent of the NLF, the Company shall not create, incur, assume or permit to subsist any Security on all or any part of the Property except for any security created by or pursuant to the Negative Pledge Exemptions.

4	ASSIGNATION

The NLF may assign and transfer all of its rights and obligations under this Standard Security to a successor in accordance with the terms of the Clause 22.7 of the Contribution Agreement.

5	CERTIFICATION

A Certificate signed by any official of or person authorised by the NLF shall, in the absence of manifest error, conclusively determine the Secured Liabilities at any relevant time.

6	CONSENT TO REGISTRATION

The Company grants warrandice but excepting therefrom any current leases, licences and other third party rights of occupancy, rights of way, servitudes and wayleaves granted by us or our predecessors in title but without prejudice to the right of the NLF to quarrel or impugn the same on any ground not inferring warrandice against us and the NLF hereby consents to the registration of this Standard Security and of any such Certificate for preservation and execution: IN WITNESS WHEREOF these presents typewritten on this and the preceding two pages together with the schedule and plan annexed and signed as relative hereto are executed as follows: –

SUBSCRIBED FOR AND ON BEHALF OF
BRITISH ENERGY GENERATION LIMITED
At
on the day of
by
Director/Authorised Signatory

Witness

NAME

ADDRESS

SCHEDULE REFERRED TO IN THE FOREGOING STANDARD SECURITY BY BRITISH ENERGY GENERATION LIMITED IN FAVOUR OF NUCLEAR LIABILITIES FUND LIMITED

Property

ALL and WHOLE the subjects known as Torness Power Station lying in the Parish of Innerwick and the County of East Lothian, being the subjects shown outlined in red on the plan annexed and executed as relative hereto; TOGETHER WITH (ONE) the whole buildings, heritable fixtures and fittings, plant and equipment therein and thereon; (TWO) the whole rights common, mutual, exclusive and otherwise pertaining thereto, including without prejudice to the generality of the foregoing (First) all rights and others contained in and granted by Agreement between Scottish Power plc and Scottish Nuclear Limited dated Thirteenth and Twenty ninth May and recorded in the Division of the General Register of Sasines applicable to the County of East Lothian on Fourth November, both months of Nineteen hundred and ninety one (as varied by Ancillary Agreement between BEG (UK), SP Transmission Limited and SP Distribution Limited dated Twenty third and Twenty ninth both days of March Two thousand and five and as the rights and liabilities thereunder have been assigned by BEG (UK) to the Company pursuant to Assignation granted or to be granted between BEG (UK) and the Company); and (Second) the heritable and irredeemable servitude rights and others contained in and granted by Deed of Servitude by Blue Circle Industries Public Limited Company in favour of South of Scotland Electricity Board dated Twenty ninth January and recorded in the said Division of the General Register of Sasines on Third March, both months of Nineteen hundred and eighty eight; (THREE) the whole mines, metals and minerals so far as we have right thereto; (FOUR) the whole parts, privileges and pertinents thereof; and (FIVE) our whole right, title and interest, present and future therein and thereto; which subjects comprise and comprehend (FIRST) ALL and WHOLE the subjects consisting of (primo) the two areas of ground extending together to Thirteen acres and sixty-four decimal or one hundredth parts of an acre or thereby lying in the said Parish and County and (secundo) the foreshore extending to Three acres and sixty decimal or one hundredth parts of an acre or thereby lying in the said Parish and County, which subjects (FIRST) (primo) and (secundo) are more particularly described in, disponed by and delineated and coloured pink and numbered respectively “1” and “2” on the plan annexed and subscribed as relative to Disposition by Victor Charles Vereker Cowley in favour of South of Scotland Electricity Board dated First and recorded in the said Division of the General Register of Sasines on Eleventh both days of March Nineteen hundred and seventy-five; TOGETHER WITH (One) the whole minerals thereunder so far as we have right thereto; (Two) the teinds so far as we have right thereto; (Three) the whole buildings and other erections thereon; (Four) the parts, pendicles and the whole pertinents, rights and privileges pertaining thereto; (Five) the fittings and fixtures in and upon the said subjects; and (Six) our whole right, title and interest, present and future, in and to the said subjects; (SECOND) ALL and WHOLE those two plots or areas of ground at Skateraw in the said Parish and County extending in all to Thirty four acres and fifteen decimal or one hundredth parts of an acre or thereby Imperial Measure, being the subjects more particularly described in, disponed by and delineated and outlined in red on the plan annexed and subscribed as relative to Disposition by Mrs Margaret Fraser Falgate or Bowe or Fasson and Others as Trustees of the late David Rutherford Bowe in favour of South of Scotland Electricity Board dated Second, Sixth and Seventh and recorded in the said Division of the General Register of Sasines on Eleventh all days of January Nineteen hundred and seventy seven; TOGETHER WITH (One) the dwellinghouses known as the Pantile Cottages erected on the smaller of the said two areas of ground and the whole other buildings and erections on the said subjects; (Two) the fittings and fixtures in and upon the said subjects; (Three) the teinds, parsonage and vicarage of the said subjects all in so far as belonging to us; (Four) the whole parts, privileges and pertinents effeiring to the said subjects; (Five) the whole minerals (other than coal and mines of coal vested in the National Coal Board

(now the Coal Authority)) within or under the said subjects; and (Six) our whole right, title and interest, present and future, therein and thereto; (THIRD) ALL and WHOLE those two areas or pieces of ground extending to Thirteen acres and eighty six decimal or one hundredth parts of an acre or thereby and Forty nine acres and forty decimal or one hundredth parts of an acre or thereby respectively lying in the said Parish and County, being the subjects more particularly described in, disponed by and delineated in black and coloured pink on the plan annexed and subscribed as relative to Disposition by Jack Walker Taylor with consent therein mentioned in favour of South of Scotland Electricity Board dated Fifteenth and Twenty third November and recorded in the said Division of the General Register of Sasines on Ninth December both months of the year Nineteen hundred and seventy six; TOGETHER WITH (One) the whole buildings and erections on the said subjects; (Two) the fittings and fixtures in and upon the said subjects; (Three) the teinds, parsonage and vicarage of the said subjects so far as we have right thereto; (Four) the whole parts, privileges and pertinents effeiring to the said subjects; and (Five) our whole right, title and interest, present and future in and to the said subjects; TOGETHER ALSO WITH a heritable and irredeemable servitude right of access to the said subjects over the access roadway leading from the main A1 public road all as the said access roadway is shown coloured blue on the said plan annexed and subscribed as relative to the said Disposition by Jack Walker Taylor with consent thereinmentioned in favour of South of Scotland Electricity Board dated and recorded as aforesaid; (FOURTH) (primo) ALL and WHOLE those areas of ground extending in total to Fifty six hectares and seven hundred and thirty four decimal or one thousandth parts of an hectare or thereby at Thorntonloch in the District of East Lothian and Lothian Region and for the purpose of registration of writs in the said County all as more particularly described in, disponed by and shown coloured green, yellow, brown and purple on the plan annexed and subscribed as relative to Disposition by the Secretary of State for Scotland in favour of South of Scotland Electricity Board dated Twenty eighth June and recorded in the said Division of the General Register of Sasines on Fourteenth July both months of the year Nineteen hundred and seventy eight and (secundo) ALL and WHOLE that area of foreshore extending to Sixteen hectares and seven hundred and thirteen decimal or one thousandth parts of an hectare or thereby at Thorntonloch in the said District and Region and for the purpose of registration of writs in the said County situated ex adverso the subjects (FOURTH) (primo) hereinbefore secured, being the subjects more particularly described in, disponed by and shown coloured blue on the said plan annexed and subscribed as relative to the aforementioned Disposition by the Secretary of State for Scotland in favour of South of Scotland Electricity Board dated and recorded as aforesaid, and all as the said subjects (FOURTH) (primo) and (FOURTH) (secundo) are together outlined in red on the said plan; TOGETHER WITH (One) the teinds of the said subjects so far as we have right thereto; (Two) the whole shale, iron and stone, clay and all mines and minerals in the said subjects excluding coal and mines of coal belonging to the National Coal Board (now the Coal Authority); (Three) the whole buildings and erections and fences on the said subjects all so far as belonging to us; (Four) the whole servitudes including wayleaves and rights of access effeiring to the said subjects; (Five) the whole rights, parts, privileges and pertinents effeiring to the said subjects; and (Six) our whole right, title and interest, present and future, in and to the said subjects; With free ish and entry to the subjects hereinbefore secured (FOURTH) (primo) and (FOURTH) (secundo) by the minor public road running northwards from the Dunbar/Berwick Trunk Road known as the A1 and the minor public road leading to Thorntonloch Caravan Site all as more particularly described in and granted by the aforementioned Disposition by the Secretary of State for Scotland in favour of South of Scotland Electricity Board dated and recorded as aforesaid; (FIFTH) ALL and WHOLE that area or piece of ground extending to One hectare and five hundred and seventy four decimal or one thousandth parts of an hectare or thereby together with the foreshore ex adverso thereof extending to Sixteen hectares and nine hundred and ninety decimal or one thousandth parts of an hectare or thereby now or formerly on the farm of Thorntonloch in the said Parish and County, being the subjects more particularly described in, disponed by and delineated and outlined in red on the plan annexed and subscribed as relative to Disposition by The East Lothian District Council in favour of South of Scotland

Electricity Board dated Twenty eighth September and recorded in the said Division of the General Register of Sasines on Seventeenth October both months of the year Nineteen hundred and seventy eight; TOGETHER WITH any erections on the said subjects, the whole rights, parts, privileges and pertinents effeiring to the said subjects and our whole right, title and interest, present and future in and to the said subjects; (SIXTH) ALL and WHOLE the three pieces of land extending in total to Eight acres and forty-one one hundredth or decimal parts of an acre or thereby Imperial Measure being parts of the bed of the sea below low water mark of ordinary spring tides otherwise known as Mean Low Water Springs, situated at Torness in the said Parish and County one piece of land being occupied by a breakwater and jetty and the other two pieces of land being occupied by infilling and power station works and together with the heritable and irredeemable rights of wayleave and others pertaining thereto all as more particularly described in, disponed by and as the said pieces of land are shown delineated and coloured pink on the plan annexed and subscribed as relative to Feu Disposition by The Crown Estate Commissioners in favour of South of Scotland Electricity Board dated Seventeenth October Nineteen hundred and eighty and recorded in the said Division of the General Register of Sasines on Thirtieth January Nineteen hundred and eighty one; (SEVENTH) (primo) ALL and WHOLE that area of ground and part of the foreshore extending in all to Forty two acres and thirty five decimal or one-hundredth parts of an acre or thereby Imperial Standard Measure lying in the said Parish and County, being the subjects more particularly described in and disponed (In the First Place) by and shown delineated in black and coloured red on the plan annexed and subscribed as relative to Disposition by Colonel Victor Charles Vereker Cowley in favour of South of Scotland Electricity Board dated Fourth and recorded in the said Division of the General Register of Sasines on Eighth both days of October Nineteen hundred and eighty two and (secundo) ALL and WHOLE the remaining foreshore ex adverso the said subjects hereinbefore secured SEVENTH (primo), being the subjects more particularly described in, disponed (In the Second Place) by and shown delineated in black and coloured green on the said plan annexed and subscribed as relative to the aforesaid Disposition by Colonel Victor Charles Vereker Cowley in favour of South of Scotland Electricity Board dated and recorded as aforesaid; TOGETHER WITH (One) the whole minerals thereunder so far as we have right thereto; (Two) the teinds of the said subjects; (Three) the whole buildings and other erections thereon; (Four) the whole rights of access for vehicular and pedestrian traffic; (Five) the whole other rights, parts, privileges and pertinents thereof; (Six) the fittings and fixtures in and upon the said subjects; and (Seven) our whole right, title and interest, present and future, in and to the said subjects; (EIGHTH) (primo) ALL and WHOLE that area of ground extending to approximately One acre and six hundred and fifty seven decimal or one-thousandth parts of an acre or thereby Imperial Standard Measure lying to the South of the de-trunked A1 road lying in the said Parish and County (secundo) ALL and WHOLE that area of ground extending to Thirty four decimal or one-hundredth parts of an acre or thereby Imperial Standard Measure lying in the said Parish and County and (tertio) ALL and WHOLE the solum of an access road, which subjects (primo), (secundo) and (tertio) are more particularly described in, disponed by and shown respectively delineated in black and coloured pink, blue and orange on the plan annexed and subscribed as relative to Conveyance and Deed of Servitude by Jack Walker Taylor with consent thereinmentioned in favour of South of Scotland Electricity Board dated Twenty third December Nineteen hundred and eighty seven and Fifth September and recorded in the said Division of the General Register of Sasines on Fifteenth September Nineteen hundred and eighty eight; TOGETHER WITH (One) the heritable and irredeemable servitude rights more particularly described in and granted by the said Conveyance and Deed of Servitude by Jack Walker Taylor with consent thereinmentioned in favour of South of Scotland Electricity Board dated and recorded as aforesaid; (Two) the whole other rights, parts, privileges and pertinents thereof; (Three) the fittings and fixtures therein and thereon; and (Four) our whole right, title and interest, present and future, therein and thereto; (NINTH) ALL and WHOLE that triangular plot or area of ground extending in total to Sixty nine decimal or one-hundredth parts of an hectare or thereby, lying adjacent to the A1 Trunk Road at Skateraw in the said Parish and County as the said plot or area of ground is more particularly described in, disponed by and shown delineated in black and coloured pink on the plan annexed and executed as relative to Disposition by The Secretary of State for Scotland in favour of South of Scotland Electricity Board dated Sixth May and recorded in the said Division of the General Register of Sasines on Twelfth July both months in the year Nineteen hundred and eighty eight; TOGETHER WITH (One) the whole mines, metals and minerals in or under the said plot or area of ground so far as we have right thereto; (Two) the parts, privileges and pertinents pertaining thereto; (Three) the fixtures and fittings therein and thereon; and (Four) our whole right, title and interest, present and future, therein and thereto; (TENTH) ALL and WHOLE that plot or area of ground known as Beachfield at Skateraw in the said Parish and County extending to five acres or thereby Imperial Measure being the subjects more particularly described in, disponed by and delineated in black and shown coloured blue on the plan annexed and signed as relative to Disposition by Jack Walker Taylor in favour of South of Scotland Electricity Board dated Twenty ninth September and recorded in the said Division of the General Register of Sasines on Sixteenth October both months in the year Nineteen hundred and eighty nine; TOGETHER WITH (One) the whole rights, common, mutual and otherwise; (Two) the parts, privileges and pertinents effeiring thereto; (Three) the fittings and fixtures therein and thereon; (Four) our whole right, title and interest, present and future, therein and thereto; (Five) a heritable and irredeemable servitude right of access over the access roadway leading from the main A1 public road to subjects formerly belonging to South of Scotland Electricity Board all as the said access roadway is shown coloured blue on the plan annexed and signed as relative to Disposition by Jack Walker Taylor in favour of South of Scotland Electricity Board of the plot of ground known as The Paddock at Skateraw, aforesaid dated Twenty ninth September and recorded in the said Division of the General Register of Sasines on Sixteenth October both months in the year Nineteen hundred and eighty nine and (Six) the whole minerals (other than coal and mines of coals vested in the National Coal Board (now the Coal Authority))within or under the said plot or area of ground; and (ELEVENTH) ALL and WHOLE that plot or area of ground known as The Paddock at Skateraw in the said Parish and County extending to Five acres and forty eight decimal or one-hundredth parts of an acre or thereby Imperial Measure, being the subjects more particularly described in, disponed by and delineated in black and shown coloured pink on the plan annexed and subscribed as relative to the said Disposition by Jack Walker Taylor in favour of South of Scotland Electricity Board dated Twenty ninth September and recorded in the said Division of the General Register of Sasines on Sixteenth October both months in the year Nineteen hundred and eighty nine; TOGETHER WITH (One) the whole rights common, mutual and otherwise; (Two) the parts, privileges and pertinents effeiring thereto; (Three) the fittings and fixtures therein and thereon; (Four) our whole right, title and interest, present and future, therein and thereto; (Five) a heritable and irredeemable servitude right of access to the said area of ground over the access roadway leading from the main A1 public road all as the said access roadway is shown coloured blue on the said plan annexed and subscribed as relative to the said lastmentioned Disposition by Jack Walker Taylor in favour of South of Scotland Electricity Board dated and recorded as aforesaid; and (Six) the whole minerals (other than coal and mines of coal vested in the National Coal Board (now the Coal Authority)) within or under the said plot or area of ground; BUT EXCEPTING THEREFROM (One) ALL and WHOLE that area of ground with the dwellinghouse outbuildings and greenhouse thereon and garden ground pertaining thereto known as Number Twenty one Thorntonloch, Innerwick, East Lothian, in the said District, Region and County extending to One thousand two hundred and fifty one decimal or ten thousandth parts of an hectare or thereby all as more particularly described in, disponed by and delineated in red on the plan annexed and subscribed as relative to Feu Disposition by South of Scotland Electricity Board in favour of Alexander Robert Brown and Mrs Mary Gray or Brown dated Twenty fourth April and recorded in the said Division of the General Register of Sasines on Eighth May both months of the year Nineteen hundred and eighty and (Two) ALL and WHOLE those two areas of ground extending in all to Thirty eight acres and eighteen decimal or one-hundredth parts of an acre or thereby Imperial Standard Measure both shown delineated in black and coloured yellow on the plan annexed and subscribed as relative to Disposition by South of Scotland Electricity Board in favour of Jack Walker Taylor dated Eighteenth August and Twenty third December Nineteen hundred and eighty seven and recorded in the said Division of the General Register of Sasines on Fifteenth September Nineteen hundred and eighty eight; PROVIDED ALWAYS that the whole buildings and other erections, heritable fixtures and fittings, plant and equipment therein and thereon are only hereby secured insofar as belonging to the Company and there shall be excepted from the subjects and others hereby secured any plant, equipment and others owned by or vested in any third party (including without prejudice to the foregoing generality any plant, equipment and others owned by Scottish Power plc, SP Transmission Limited and/or SP Distribution Limited) to the extent to which these are specifically referred to in the said Agreement between Scottish Power plc and Scottish Nuclear Limited dated and recorded as aforesaid (as varied by the said Ancillary Agreement between BEG(UK), SP Transmission Limited and SP Distribution Limited dated as aforesaid and as the rights and liabilities thereunder have been assigned by BEG(UK) to the Company pursuant to the said Assignation granted or to be granted between BEG(UK) and the Company)

Director/Authorised Signatory